Exhibit 23.2
     We hereby consent to (i) any references to our firm, or (ii) any references to advice rendered by our firm contained in Kaiser Aluminum Corporation’s Form 10-K for the year ended December 31, 2005, which is incorporated into the Company’s previously filed Registration Statements on Form S-3 No.’s 33-16239 and 333-00071 and Registration Statements on Form S-8 No.’s 33-49889 and 333-36202.
WHARTON LEVIN EHRMANTRAUT & KLEIN, P.A.
March 28, 2006